DRAFT
                                                                      11/9/2007

                                     RELEASE

          EARTH BIOFUELS, INC. ("EBOF") and each entity listed on the SCHEDULE OF EBOF SUBSIDIARIES attached hereto as Exhibit A (individually, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES") on behalf of themselves their present and former employees, officers, directors, members, attorneys, subsidiaries, affiliates, divisions, assignors, predecessors, successors and assigns, in their capacities as such (collectively, the "EBOF RELEASORS"), hereby release and forever discharge each entity listed on the SCHEDULE OF EBOF NOTEHOLDERS attached hereto as Exhibit B that are signatories hereto (individually, a "NOTEHOLDER", and collectively, the "NOTEHOLDERS") and their present and former employees, officers, directors, members, attorneys, parents, subsidiaries, affiliates, divisions, assignors, investment managers, control persons, partners, shareholders, predecessors, successors and assigns, in their capacities as such (collectively the "RELEASED PARTIES"), of and from any and all claims, liabilities, demands, rights, obligations, damages, expenses, attorneys' fees and causes of action whatsoever from the beginning of the world to the date of this Release, whether individual, class or derivative in nature, whether at law or in equity, whether based on federal, state or foreign law, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which Releasors have, had, or can, shall or may hereafter have against the Released Parties that arise out of, relate to, or are in any way connected with (i) the Securities Purchase Agreement, dated as of June 7, 2006 between EBOF and certain Noteholders (the "INITIAL BRIDGE SECURITIES PURCHASE AGREEMENT"); (ii) the warrants to purchase 1,500,000 shares of common stock, $0.001 par value (the "COMMON STOCK"), of EBOF at the exercise price of $2.93 issued by EBOF to certain Noteholders pursuant to the Initial Bridge Securities Purchase Agreement (the "INITIAL BRIDGE WARRANTS"); (iii) the Registration Rights Agreement issued in connection with the Initial Bridge Securities Purchase Agreement (the "INITIAL BRIDGE REGISTRATION RIGHTS AGREEMENT", collectively with the Initial Bridge Securities Purchase Agreement and the Initial Bridge Warrants, the "INITIAL BRIDGE TRANSACTION DOCUMENTS"); (iv) the Securities Purchase Agreement, dated as of July 10, 2006 between EBOF and certain Noteholders (the "SECOND BRIDGE SECURITIES PURCHASE Agreement"); (v) the warrants to purchase 1,500,000 shares of Common Stock at the exercise price of $2.50 issued by EBOF to certain Noteholders pursuant to the Second Bridge Securities Purchase Agreement (the "SECOND BRIDGE WARRANTS"); (vi) the Registration Rights Agreement issued in connection with the Second Bridge Securities Purchase Agreement (the "SECOND BRIDGE REGISTRATION RIGHTS Agreement", collectively with the Second Bridge Securities Purchase Agreement, Second Bridge Warrants, the "SECOND BRIDGE TRANSACTION DOCUMENTS"); (vii) the Securities Purchase Agreement, dated as of July 24, 2006 between EBOF and the Noteholders (the "SECURITIES PURCHASE AGREEMENT"); (viii) the 8% Senior Convertible Notes (collectively, the "NOTES") in the aggregate principal amount of $52.5 million issued by EBOF to the Noteholders pursuant to the Securities Purchase Agreement; (ix) the warrants to purchase in excess of 9,000,000 shares of common stock of EBOF at the exercise price of $2.90 (the "WARRANTS") issued by EBOF to the Noteholders in connection with the Securities Purchase Agreement;
(x) the Registration Rights Agreement ") issued in connection with the Securities Purchase Agreement; (the "REGISTRATION RIGHTS AGREEMENT" collectively with the Initial Bridge Transaction Documents, the Second Bridge Transaction Documents, the Securities Purchase Agreement, Notes, and Warrants, the "TRANSACTION DOCUMENTS") or (xi) the involuntary bankruptcy proceeding commenced against

                                                                      DRAFT
                                                                      11/9/2007


EBOF by certain Noteholders on July 11, 2007 pursuant to Title 11 of the United States Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), Case No. 07-10928 (CSS) (the "BANKRUPTCY CASE") including but not limited to, all claims that could have been asserted under Section 303(i) of the Bankruptcy Code and any counterclaims or cross-claims related thereto.

          The Noteholders on behalf of themselves their present and former employees, officers, directors, members, attorneys, subsidiaries, affiliates, divisions, assignors, predecessors, successors and assigns, investment managers, control persons, partners, shareholders, in their capacities as such (collectively, the "NOTEHOLDER RELEASORS"), hereby release and forever discharge the present and former employees, officers, directors, and attorneys of EBOF and the Subsidiaries (but not EBOF or such Subsidiaries themselves), in their capacities as such (collectively, the "EBOF RELEASED PARTIES"), of and from any and all claims, liabilities, demands, rights, obligations, damages, expenses, attorneys' fees and causes of action whatsoever from the beginning of the world to the date of this Release, whether individual, class or derivative in nature, whether at law or in equity, whether based on federal, state or foreign law right of action, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which Noteholder Releasors have, had, or can, shall or may hereafter have against the EBOF Released Parties that arise out of, relate to, or are in any way connected with (i) the Transaction Documents, or (ii) the Bankruptcy Case. For the avoidance of doubt, the EBOF Released Parties shall not include EBOF or any of its Subsidiaries.

          This Release shall be placed into escrow pursuant to an escrow agreement (the "Escrow Agreement," the form of which is attached hereto as Exhibit C) and shall be released therefrom and become effective in accordance with its terms upon on the date that the order by the Bankruptcy Court dismissing the Bankruptcy Case is entered on the docket and such order is not subject to a stay (the "Dismissal Date") provided that such Dismissal Date occurs on or before December 21, 2007 (unless extended in writing by all Noteholders). If any Purchase and Sale Agreement (as defined in the Escrow Agreement) terminates prior to the Dismissal Date in accordance with section 2(c) thereof, this Escrow Agreement shall be null, void and of no further force and effect as between the EVOF Releasors and the seller under such terminated Purchase and Sale Agreement.

          The EBOF Releasors and Noteholder Releasors hereby acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Release but that it is their intention to, and they do hereby fully, finally and forever settle and release any and all claims, liabilities, demands, and causes of action, known or unknown, suspected and unsuspected, of every kind and nature whatsoever, which now exist, may hereafter exist, or may heretofore have existed with respect to the subject matter of this Release. In furtherance of such intention, they acknowledge that this Release shall be and remain in effect as a full and complete release, notwithstanding the subsequent discovery or existence of any such additional or different facts.

          Nothing in this release shall release EBOF or its Subsidiaries with respect to any obligation to the Noteholders including, but not limited to, obligations arising out of any of the Transaction Documents, the Interim Restructuring Agreement, dated November [__], 2007 (the "INTERIM RESTRUCTURING AGREEMENT"), or any of the documents contemplated in the Interim Restructuring Agreement. Nothing in this release shall release Dennis McLaughlin from any obligation to the Noteholders arising out of the Interim Restructuring Agreement or any of the documents contemplated in the Interim Restructuring Agreement, including, without limitation, the Guaranty by Dennis McLaughlin, dated November [__], 2007.

                                                                      DRAFT
                                                                      11/9/2007


          In any litigation arising from or related to an alleged breach of this Release, this Release may be pleaded as a defense, counterclaim or cross claim, and shall be admissible into evidence without any foundation testimony whatsoever.

          The EBOF Releasors expressly covenant and agree that this Release shall be binding in all respects upon their respective successors, assigns and transferees, and shall inure to the benefit of successors and assigns of the Released Parties.

          This Release shall be governed by New York law without giving effect to any conflict of law provisions and shall not be altered, amended or modified in any respect, except by a writing duly signed by the party against whom the alteration, amendment or modification is to be charged.


                            [SIGNATURE PAGE FOLLOWS]

                                                                      DRAFT
                                                                      11/9/2007



          IN WITNESS WHEREOF, the undersigned has duly executed this Release.

                                    EARTH BIOFUELS, INC. ON BEHALF OF ITSELF AND
                                    THE SUBSIDIARIES


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:
                                        Date:

                                                                      DRAFT
                                                                      11/9/2007


          IN WITNESS WHEREOF, the undersigned has duly executed this Release.

CASTLERIGG MASTER INVESTMENTS              EVOLUTION MASTER FUND LTD. SPC,
LTD                                        SEGREGATED PORTFOLIO M
BY:  SANDELL ASSET MANAGEMENT CORP.


By:  __________________________________    By:  ________________________________
     Name:                                      Name:
     Title:                                     Title:


CAPITAL VENTURES INTERNATIONAL             RADCLIFFE SPC, LTD. FOR AND ON
BY:  HEIGHTS CAPITAL MANAGEMENT, INC. ITS  BEHALF OF THE CLASS A
AUTHORIZED AGENT                           CONVERTIBLE CROSSOVER
                                           SEGREGATED PORTFOLIO
                                           BY:  RG CAPITAL MANAGEMENT, L.P.
                                           BY:  RCG MANAGEMENT COMPANY, LLC

By:  __________________________________
     Name:                                 By:  ________________________________
     Title:                                     Name:
                                                Title:


YA GLOBAL INVESTMENTS, L.P.                CRANSHIRE CAPITAL, LP


By:  __________________________________    By:  ________________________________
     Name:                                      Name:
     Title:                                     Title:


PORTSIDE GROWTH AND
OPPORTUNITY FUND


By:  __________________________________
     Name:
     Title:

                                                                      DRAFT
                                                                      11/9/2007


                                RELEASE EXHIBIT A

                  SCHEDULE OF EARTH BIOFUELS, INC. SUBSIDIARIES


--------------------------------------------------------------------------------
                                   SUBSIDIARY
--------------------------------------------------------------------------------
EARTH LNG, INC.
--------------------------------------------------------------------------------
APPLIED LNG TECHNOLOGIES, USA, LLC
--------------------------------------------------------------------------------
ALTERNATIVE DUAL FUELS, INC.
D/B/A APOLLO LEASING, INC.
--------------------------------------------------------------------------------
ARIZONA LNG, LLC
--------------------------------------------------------------------------------
FLEET STAR, INC.
--------------------------------------------------------------------------------
DURANT BIOFUELS, LLC
--------------------------------------------------------------------------------
EARTH BIOFUELS, TECHNOLOGY CO, LLC
D/B/A ADVANCED BIOFUELS TECHNOLOGY, LLC
--------------------------------------------------------------------------------
EARTH BIOFUELS DISTRIBUTION CO
--------------------------------------------------------------------------------
EARTH BIOFUELS OF CORDELE, LLC
--------------------------------------------------------------------------------
B20 CUSTOMS LLC
--------------------------------------------------------------------------------
EARTH BIOFUELS OPERATING, INC.
--------------------------------------------------------------------------------
EARTH BIOFUELS RETAIL FUELS, CO.
--------------------------------------------------------------------------------
EARTH ETHANOL, INC.
--------------------------------------------------------------------------------
EARTH ETHANOL OF WASHINGTON LLC
--------------------------------------------------------------------------------

                                                                      DRAFT
                                                                      11/9/2007


                                RELEASE EXHIBIT B

                             SCHEDULE OF NOTEHOLDERS

--------------------------------------------------------------------------------
                               NOTEHOLDERS
--------------------------------------------------------------------------------
CASTLERIGG MASTER INVESTMENTS LTD.
--------------------------------------------------------------------------------
PORTSIDE GROWTH AND OPPORTUNITY FUND
--------------------------------------------------------------------------------
YA GLOBAL INVESTMENTS, L.P. FORMERLY
KNOWN AS CORNELL CAPITAL PARTNERS, LP
--------------------------------------------------------------------------------
EVOLUTION MASTER FUND LTD. SPC.,
SEGREGATED PORTFOLIO M
--------------------------------------------------------------------------------
RADCLIFFE SPC, LTD. FOR AND ON BEHALF OF
THE CLASS A CONVERTIBLE CROSSOVER
SEGREGATED PORTFOLIO
--------------------------------------------------------------------------------
CRANSHIRE CAPITAL L.P.
--------------------------------------------------------------------------------
CAPITAL VENTURES INTERNATIONAL
--------------------------------------------------------------------------------

                                                                      DRAFT
                                                                      11/9/2007


                                    EXHIBIT C

                                ESCROW AGREEMENT